Exhibit 99.1

Investor and Media Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Charlotte.McLaughlin@hdsupply.com

HD Supply Holdings, Inc. Announces Fiscal 2020 Second-Quarter Results

Atlanta, GA – September 9, 2020 – HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today reported Net sales of $1.6 billion for the second quarter of fiscal 2020 ended August 2, 2020, a decrease of $72 million, or 4.4 percent, as compared to the second quarter of fiscal 2019.

“Our highest priority remains the health and safety of our associates and our customers as we continue to support the operations and re-opening of living spaces, job-sites and work places,” stated Joe DeAngelo, Chairman and CEO of HD Supply. “Our financial strength and steadily improving results reflect the strength of our team and their dedication to safely delivering best-in-class service.”

Gross profit decreased $37 million, or 5.8 percent, to $596 million for the second quarter of fiscal 2020, as compared to $633 million for the second quarter of fiscal 2019. Gross profit was 38.4 percent of Net sales for the second quarter of fiscal 2020, a decrease of approximately 60 basis points from 39.0 percent for the second quarter of fiscal 2019.

Operating income decreased $13 million, or 6.2 percent, to $198 million for the second quarter of fiscal 2020, as compared to $211 million for the second quarter of fiscal 2019. Operating income was 12.8 percent of Net sales for the second quarter of fiscal 2020, down approximately 20 basis points from 13.0 percent for the second quarter of fiscal 2019.

Net income decreased $4 million, or 3.0 percent, to $131 million for the second quarter of fiscal 2020, as compared to $135 million for the second quarter of fiscal 2019.

Net income per diluted share increased $0.02, or 2.5 percent, to $0.81 for the second quarter of fiscal 2020, as compared to $0.79 for the second quarter of fiscal 2019.

Adjusted EBITDA decreased $6 million, or 2.5 percent, to $238 million for the second quarter of fiscal 2020, as compared to $244 million for the second quarter of fiscal 2019. Adjusted EBITDA was 15.3 percent of Net sales for the second quarter of fiscal 2020, an increase of approximately 30 basis points from 15.0 percent for the second quarter of fiscal 2019.

Adjusted net income decreased $1 million, or 0.7 percent, to $134 million for the second quarter of fiscal 2020, as compared to $135 million for the second quarter of fiscal 2019. Adjusted net income per diluted share increased $0.04, or 5.1 percent, to $0.83 for the second quarter of fiscal 2020, as compared to $0.79 for the second quarter of fiscal 2019.

As of August 2, 2020, our combined liquidity of $995 million was comprised of $71 million in cash and cash equivalents and $924 million of additional available borrowings (excluding $86 million of permitted borrowings on available cash balances) under HD Supply, Inc.'s senior asset-based lending facility, based on qualifying inventory and receivables. Our combined liquidity as of August 2, 2020 increased by $198 million from the end of first-quarter fiscal 2020 and by $367 million from the end of fiscal year 2019.

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Business Unit Performance

Facilities Maintenance

Net sales decreased $69 million, or 8.3 percent, to $761 million for the second quarter of fiscal 2020, as compared to $830 million for the second quarter of fiscal 2019. Adjusted EBITDA decreased $17 million, or 11.4 percent, to $132 million for the second quarter of fiscal 2020, as compared to $149 million for the second quarter of fiscal 2019. Adjusted EBITDA was 17.3 percent of Net sales for the second quarter of fiscal 2020, a decrease of approximately 70 basis points from 18.0 percent for the second quarter of fiscal 2019.

Construction & Industrial

Net sales decreased $2 million, or 0.3 percent, to $793 million for the second quarter of fiscal 2020, as compared to $795 million for the second quarter of fiscal 2019. Adjusted EBITDA increased $11 million, or 11.6 percent, to $106 million for the second quarter of fiscal 2020, as compared to $95 million for the second quarter of fiscal 2019. Adjusted EBITDA was 13.4 percent of Net sales for the second quarter of fiscal 2020, an increase of approximately 150 basis points from 11.9 percent for the second quarter of fiscal 2019.

Second-Quarter Monthly Sales Performance

Net sales for May, June and July of fiscal 2020 were $431 million, $495 million and $626 million, respectively. There were 19 selling days in May, 20 selling days in June and 24 selling days in July of fiscal 2020 and fiscal 2019. Average year-over-year daily sales changes for May, June and July of fiscal 2020 as compared to fiscal 2019 were a decrease of 7.3 percent, a decrease of 4.8 percent and a decrease of 2.0 percent, respectively.

Preliminary August Sales Results

Preliminary Net sales in August 2020 were approximately $518 million, which represents a year-over-year average daily decline of approximately 0.7 percent. Preliminary August year-over-year average daily Net sales change by business segment was 1.1 percent growth in Facilities Maintenance and 2.5 percent decline in Construction & Industrial. There were 20 selling days in both August 2020 and August 2019.

Construction & Industrial Sale Transaction

On August 10, 2020, HD Supply entered into a definitive agreement to sell its Construction & Industrial business to an affiliate of Clayton, Dubilier & Rice for a purchase price of $2.9 billion payable in cash at closing. Net proceeds from the sale are expected to be approximately $2.5 billion after taxes and transaction costs. The transaction is expected to close in October 2020, subject to customary regulatory approvals.

2020 Outlook

The company will not be providing a third quarter 2020 or fiscal full year 2020 outlook in light of the ongoing coronavirus disease (“COVID-19”) outbreak. A further discussion relating to the ongoing impact of COVID-19 will take place on our fiscal 2020 second-quarter conference call.

Fiscal 2020 Second-Quarter Conference Call

As previously announced, HD Supply will hold a conference call on Wednesday, September 9th, 2020 at 8:00 a.m. (Eastern Time) to discuss its fiscal 2020 second-quarter results. The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company's Web site at hdsupply.com. The online replay will remain available for a limited time following the call.

Non-GAAP Financial Measures

HD Supply supplements its reporting of Net income with non-GAAP measurements, including Adjusted EBITDA, Adjusted net income, and Adjusted net income per diluted share. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements. Additional information regarding Adjusted EBITDA, Adjusted net income, and Adjusted net income per diluted share referred to in this press release is included below under “Reconciliation of Non-GAAP Measures.”

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About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company's more than 11,000 associates provide localized, customer-tailored products, services and expertise.

Forward-Looking Statements and Preliminary Results

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management's beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including, without limitation, our ability to obtain the required regulatory approvals for the sale of Construction & Industrial business, our ability to satisfy the other closing conditions related to the sale transaction, our ability consummate the sale transaction on the anticipated timing, if at all the impact of the coronavirus disease 2019 outbreak (“COVID-19”) on the maintenance, repair and operations and specialty construction sectors, in general, and the financial position and operating results of our company, in particular, which cannot be predicted and could change rapidly and those "Risk factors" in our annual report on Form 10-K, for the fiscal year ended February 2, 2020, filed on March 17, 2020 and those described from time to time in our, and HD Supply, Inc.'s, other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC's website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

August 2020 estimates for Net sales are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between HD Supply’s actual results and the preliminary financial data set forth above may be material.

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HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Amounts in millions, except share and per share data, Unaudited

	Three Months Ended		Six Months Ended
	August 2, 2020	August 4, 2019	August 2, 2020	August 4, 2019
Net Sales	$1,552	$1,624	$2,947	$3,117
Cost of sales	956	991	1,801	1,899
Gross Profit	596	633	1,146	1,218
Operating expenses:
Selling, general and administrative	366	396	762	788
Depreciation and amortization	28	26	55	51
Restructuring and separation	4	—	10	(2)
Total operating expenses	398	422	827	837
Operating Income	198	211	319	381
Interest expense	24	28	49	56
Income Before Provision for Income Taxes	174	183	270	325
Provision for income taxes	43	48	67	83
Net Income	$131	$135	$203	$242
Other comprehensive income (loss):
Foreign currency translation adjustment	(1)	—	—	—
Unrealized gain (loss) on cash flow hedge, net of tax of $(1), $5, $5, and $7	2	(16)	(14)	(21)
Total Comprehensive Income	$132	$119	$189	$221

Weighted Average Common Shares Outstanding (thousands)
Basic	160,925	169,546	160,877	169,773
Diluted	161,282	170,057	161,220	170,386

Earnings Per Share:
Basic earnings per share	$0.81	$0.80	$1.26	$1.43
Diluted earnings per share	$0.81	$0.79	$1.26	$1.42

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HD SUPPLY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, except per share data, Unaudited

	August 2, 2020	February 2, 2020
ASSETS
Current assets:
Cash and cash equivalents	$71	$34
Receivables, less allowance for credit losses of $22 and $19	795	754
Inventories	796	771
Other current assets	84	104
Total current assets	1,746	1,663
Property and equipment, net	375	391
Operating lease right-of-use assets	459	480
Goodwill	1,991	1,991
Intangible assets, net	163	175
Deferred tax asset	2	2
Other assets	15	13
Total assets	$4,751	$4,715
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$493	$414
Accrued compensation and benefits	55	71
Current installments of long-term debt	11	11
Current lease liabilities	123	110
Other current liabilities	238	208
Total current liabilities	920	814
Long-term debt, excluding current installments	1,772	2,035
Deferred tax liabilities	36	33
Long-term lease liabilities	352	383
Other liabilities	121	98
Total liabilities	3,201	3,363
Stockholders’ equity:
Common stock, par value $0.01; 1 billion shares authorized; 162.0 million and 161.4 million shares issued and outstanding at August 2, 2020, and February 2, 2020, respectively	2	2
Paid-in capital	4,110	4,097
Accumulated deficit	(919)	(1,122)
Accumulated other comprehensive loss	(66)	(52)
Treasury stock, at cost, 44.2 million and 44.1 million shares at August 2, 2020 and February 2, 2020, respectively	(1,577)	(1,573)
Total stockholders’ equity	1,550	1,352
Total liabilities and stockholders’ equity	$4,751	$4,715

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HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions, Unaudited

	Six Months Ended
	August 2, 2020	August 4, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$203	$242
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	59	54
Provision for credit losses	10	5
Non-cash interest expense	3	3
Stock-based compensation expense	12	12
Deferred income taxes	—	75
Other	1	1
Changes in assets and liabilities, net of the effects of acquisitions & dispositions:
(Increase) decrease in receivables	(51)	(133)
(Increase) decrease in inventories	(25)	(56)
(Increase) decrease in other current assets	7	(2)
Increase (decrease) in accounts payable and accrued liabilities	104	85
Increase (decrease) in other long-term liabilities	16	—
Net cash provided by operating activities	339	286
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(33)	(54)
Proceeds from sales of property and equipment	—	2
Payments for businesses acquired, net of cash acquired	—	3
Net cash provided by (used in) investing activities	(33)	(49)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury shares	(3)	(78)
Repayments of long-term debt	(5)	(5)
Repayments of financing liabilities	—	(88)
Borrowings on long-term revolver debt	409	578
Repayments on long-term revolver debt	(669)	(642)
Proceeds from issuance of common stock under employee benefit plans	3	7
Tax withholdings on stock-based awards	(4)	(5)
Other financing activities	—	(1)
Net cash provided by (used in) financing activities	(269)	(234)
Effect of exchange rates on cash and cash equivalents	—	—
Increase (decrease) in cash and cash equivalents	$37	$3
Cash and cash equivalents at beginning of period	34	38
Cash and cash equivalents at end of period	$71	$41

HD SUPPLY HOLDINGS, INC.

SEGMENT REPORTING

Amounts in millions, Unaudited

	Facilities Maintenance	Construction & Industrial	Eliminations	Total Operations
Three Months Ended August 2, 2020
Net sales	$761	$793	$(2)	$1,552
Adjusted EBITDA	132	106	—	238
Depreciation(1) & Software Amortization	12	12	—	24
Other Intangible Amortization	3	3	—	6

Three Months Ended August 4, 2019
Net sales	$830	$795	$(1)	$1,624
Adjusted EBITDA	149	95	—	244
Depreciation(1) & Software Amortization	11	10	—	21
Other Intangible Amortization	2	4	—	6

Six Months Ended August 2, 2020
Net sales	$1,443	$1,506	$(2)	$2,947
Adjusted EBITDA	230	171	—	401
Depreciation(1) & Software Amortization	25	22	—	47
Other Intangible Amortization	5	7	—	12

Six Months Ended August 4, 2019
Net sales	$1,602	$1,516	$(1)	$3,117
Adjusted EBITDA	283	164	—	447
Depreciation(1) & Software Amortization	21	21	—	42
Other Intangible Amortization	4	8	—	12

(1)	Depreciation includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to Net income as a measure of operating performance. We present Adjusted EBITDA and Adjusted net income because each is a primary measure used by management to evaluate operating performance. In addition, we present Adjusted net income to measure our overall profitability as we believe it is an important measure of our performance. We believe the presentation of Adjusted EBITDA and Adjusted net income enhances investors' overall understanding of the financial performance of our business.

Adjusted EBITDA is based on "Consolidated EBITDA," a measure which is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income less Income from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision for income taxes, (iii) Depreciation and amortization and further adjusted to exclude loss on extinguishment of debt, non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted net income is defined as Net income less Income from discontinued operations, net of tax, further adjusted for loss on extinguishment of debt, certain non-cash, non-recurring or unusual items, net of tax.

We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;

•	Adjusted EBITDA and Adjusted net income do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and

•	although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following table presents a reconciliation of Net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (amounts in millions):

	Three Months Ended		Six Months Ended
	August 2, 2020	August 4, 2019	August 2, 2020	August 4, 2019
Net income	$131	$135	$203	$242
Interest expense, net	24	28	49	56
Provision for income taxes	43	48	67	83
Depreciation and amortization (1)	30	27	59	54
Restructuring and separation charges (2)	4	—	10	(2)
Stock-based compensation	5	5	12	12
Acquisition and integration costs (3)	—	—	—	1
Other	1	1	1	1
Adjusted EBITDA	$238	$244	$401	$447

(1)	Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations

(2)	Represents the costs related to separation activities and personnel changes, primarily severance and other employee-related costs, and costs related to deferring certain projects during the separation preparations. For the six months ended August 4, 2019, the Company recognized a favorable termination of the lease for its former corporate headquarters

(3)	Represents the costs incurred in the acquisition and integration of business acquisitions, including A.H. Harris Construction Supplies

Adjusted Net Income

The following table presents a reconciliation of Net income, the most directly comparable financial measure under U.S. GAAP, to Adjusted net income for the periods presented (amounts in millions):

	Three Months Ended		Six Months Ended
	August 2, 2020	August 4, 2019	August 2, 2020	August 4, 2019
Net income	$131	$135	$203	$242
Plus: Restructuring and separation charges (1)	4	—	10	(2)
Plus: Acquisition and integration costs (2)	—	—	—	1
Plus: Tax benefit for adjustments (3)	(1)	—	(2)	—
Adjusted Net Income	$134	$135	$211	$241

Diluted weighted average common shares outstanding	161,282	170,057	161,220	170,386
Adjusted net income per share – diluted	$0.83	$0.79	$1.31	$1.41

(1)	Represents the costs related to separation activities and personnel changes, primarily severance and other employee-related costs, and costs related to deferring certain projects during the separation preparations. For the six months ended August 4, 2019, the Company recognized a favorable termination of the lease for its former corporate headquarters

(2)	Represents the costs incurred in the acquisition and integration of business acquisitions, including A.H. Harris Construction Supplies

(3)	Adjustments to Net income have been tax effected at the Company’s combined annual federal and state tax rates of 25.8% for the three and six months ended August 2, 2020 and 25.7% for the three and six months ended August 4, 2019

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